As filed with the Securities and Exchange Commission on August 1, 2011

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ECHO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1649949
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103
Telephone: (215) 717-4100
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick T. Mooney, M.D.
CEO, President and Chairman of the Board
Echo Therapeutics, Inc.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103
Telephone: (215) 717-4100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen T. Burdumy, Esq.
Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA 19103-6996

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer:   ☐                                                                                                Accelerated filer:   ☐

Non-accelerated filer:   ☐                                                                                     Smaller reporting company:   ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock ($0.01 par value)	(2)	(3)	(3)
Preferred Stock ($0.01 par value)	(2)	(3)	(3)
Warrants to Purchase Shares of Common Stock or Shares of Preferred Stock	(2)	(3)	(3)
Units	(2)	(3)	(3)
Total Registration Fee(4)			$75,000,000	$8708

(1)	The offered securities may be sold separately, together or as units with other offered securities.

(2)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act. An indeterminate initial offering price and amount of Common Stock, Preferred Stock, Warrants and Units are being registered as may from time to time be offered at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued to the public by the Registrant pursuant to this registration statement exceed $75,000,000.

(3)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered for sale in the Primary Offering under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price of all the securities listed. Pursuant to Rule 457(o), the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $75,000,000 (see Note 2 above).  Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder include such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, and such indeterminate number of units as may be issued upon conversion or exchange of any preferred stock or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 1, 2011

PROSPECTUS

ECHO THERAPEUTICS, INC.

$75,000,000

Common Stock
Preferred Stock
Warrants
Units

We may, from time to time, offer, issue and sell, together or separately, shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or units consisting of two or more classes of securities registered hereunder.  We may also offer securities as may be issuable upon conversion or exercise of any securities offered hereunder, including any under applicable antidilution provisions.  We will provide you with the specific terms and the public offering prices of these securities in supplements to this prospectus.  The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on The NASDAQ Capital Market under the symbol “ECTE.”  None of the other securities that may be offered pursuant to this prospectus are listed on an exchange.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods.  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See “Plan of Distribution.”

You should carefully consider the risk factors included and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2011.

TABLE OF CONTENTS
About This Prospectus	1
Where You Can Find More Information	1
The Company	3
Forward Looking Statements	3
Risk Factors	4
Use of Proceeds	4
General Description of Securities	5
Description of our Capital Stock	5
Description of Warrants	8
Description of Units	9
Plan of Distribution	10
Legal Matters	12
Experts	12

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, under a shelf registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time, up to an aggregate initial offering amount of $75,000,000.  This prospectus provides you with a general description of the securities that we may offer hereunder.  Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.  For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus we use the terms “Echo”, the “Company”, “we”, “us”, and “our” to refer to Echo Therapeutics, Inc.  References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus.  All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

We filed a registration statement on Form S-3 to register with the SEC the offer and sale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011;

3.	Current Reports on Form 8-K filed on January 5, 2011, January 11, 2011, February 14, 2011, March 23, 2011, May 20, 2011, June 15, 2011, June 30, 2011, and July 18, 2011; and

4.
The description of our common stock set forth in our registration statement on Form 8-A filed on June 28, 2011, including any and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after (i) the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.  Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103
Telephone: (215) 717-4104
Attention: Investor Relations

Documents may also be available on our website at www.echotx.com.  We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein).

THE COMPANY

We are a transdermal medical device company with deep expertise in advanced skin permeation technology.  We are developing our Prelude™ SkinPrep System (“Prelude”) to allow for painless and significantly enhanced skin permeation that will enable both needle-free drug delivery and analyte extraction.  Utilizing this technology, we are developing our needle-free Symphony™ tCGM System (“Symphony”) as a non-invasive, wireless, transdermal continuous glucose monitoring (“tCGM”) system for use in hospital critical care units and for people with diabetes.

We are also developing Prelude as a platform technology for enhanced skin permeation for delivery of topical pharmaceuticals as well as for a wide range of transdermal reformulations of specialty pharmaceutical products previously approved by the United States Food and Drug Administration (“FDA”).  Prelude incorporates a patented, dynamic feedback control mechanism for optimal skin permeation control. Prelude allows for precise, highly effective and painless skin permeation prior to analyte extraction or topical drug delivery.

Leveraging the patented, core skin permeation technology found in Prelude, we are developing Symphony as a non-invasive, wireless, monitoring and trending system for use in hospital critical care units and for people with diabetes.  Symphony includes Prelude for needle-free skin permeation as well as our patented, non-invasive, continuous transdermal glucose biosensor.

With Symphony, we are initially focused on the hospital critical care setting with technology designed to assist clinical professionals, improve patient compliance and achieve better overall glucose control in critically ill patients. All existing FDA-approved continuous glucose monitoring (“CGM”) systems are presently not approved for clinical settings and are needle-based, requiring insertion of a glucose sensor into the patient’s skin, which may give rise to risks of infection, inflammation or bleeding at the insertion site. Symphony does not give rise to the risks associated with needle-based CGM systems because it does not require insertion (via a needle) of its glucose sensor.

Our principal executive offices are located at 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103.  Our telephone number is (215) 717-4100. The company was incorporated in Delaware in 2007.

FORWARD−LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations.  Words such as “expect,” “likely”, “outlook,” “forecast,” “would,” “could,” “should,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, known or unknown to us, including, but not limited to, those described or incorporated in this prospectus and the applicable prospectus supplement, including those risks described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that we file or furnish with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

RISK FACTORS

Investing in our securities involves risk.  You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.  These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the securities we sell pursuant to this prospectus will be used for general corporate purposes.  Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

GENERAL DESCRIPTION OF SECURITIES

We may from time to time offer under this prospectus shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or units consisting of two or more of the securities registered hereunder.  The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our Amended and Restated Certificate of Incorporation and By-Laws are more detailed than the general information provided below. You should read our Amended and Restated Certificate of Incorporation and By-Laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 140,000,000 shares of our capital stock, par value $0.01. Of the authorized amount, 100,000,000 of the shares are designated as common stock and 40,000,000 of the shares are designated as preferred stock.  Of the shares of preferred stock, 40,000 of the shares have been designated as Perpetual Redeemable Preferred, Series B (“Series B Preferred”), 10,000 of the shares have been designated as Convertible Preferred, Series C (“Series C Preferred”), and 3,600,000 of the shares have been designated as Convertible Preferred, Series D (“Series D Preferred”).

As of August 1, 2011, there were 34,248,796 shares of common stock issued and outstanding, 163.7182 shares of Series B Preferred issued and outstanding, 4,918.1 shares of Series C Preferred issued and outstanding, and 3,506,000 shares of Series D Preferred issued and outstanding.

Description of Common Stock

Voting Rights. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights.   Except as otherwise required by law, holders of common stock vote together with holders of preferred stock as a single class, subject to any special or preferential voting rights of any then outstanding preferred stock

Dividends and Distributions.  Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefore as our board of directors may from time to time determine.

Liquidation Rights.  Upon liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable.

Description of Preferred Stock

General. Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further shareholder action, to provide for the issuance of shares of preferred stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions adopted by our board of directors to create such series. We may amend from time to time our Certificate of Incorporation and By-Laws to increase the number of authorized shares of common stock or shares of preferred stock or to make other changes or additions.

We will establish the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends, if any;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Anti-takeover Provisions

Classified Board

Our Amended and Restated Certificate of Incorporation provides for a board of directors comprised of three classes with each class serving a three-year term beginning and ending in different years than those of the other two classes.  Except as needed to fill vacancies on the board of directors, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.  Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.

The division of our board of directors into three classes with staggered three-year terms may have the effect of deterring hostile takeovers or delaying changes in our control or management.  This provision is intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us; however, such a provision could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

    The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK OR PREFERRED STOCK

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;
•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;
•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;
•	if applicable, the date on and after which the warrants and other securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of certain material United States federal income tax considerations;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our common stock, certain provisions may allow or require the exercise price payable and/or the number of shares of common stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock; and any other events described in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;
•	the terms of any unit agreement governing the units;
•	if applicable, a discussion of certain United States federal income tax considerations; and
•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale.  The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount.  Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time.  Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.  If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal.  The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.  Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade.  Any such dealer may be deemed an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement.  Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us.  Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions.  In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of preferred stock, warrants or units will be a new issue and will have no established trading market. We may elect to list any series of these securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.  An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Drinker Biddle & Reath LLP will provide an opinion regarding the authorization and validity of the securities and other legal matters.  Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Echo Therapeutics, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been audited by Wolf & Company, P.C., an independent registered accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                  Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses, except the SEC registration fee, are estimated; actual amounts will be determined from time to time.

Securities and Exchange Commission registration fee		$8708
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing expenses	$		*
Miscellaneous	$		*
Total	$		*
______________________________

(*)           These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.  The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable by the registrant in respect of each offering of securities.

Item 15.                                  Indemnification of Directors and Officers

Limitation on Liability of Directors

    Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 7 of the Company’s Amended and Restated Certificate of Incorporation provides that the personal liability of the Company’s directors is eliminated to the fullest extent permitted by the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article 7 of the Company’s bylaws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including without limitation actions by or in the right of the corporation, a class of its security holders or otherwise, and whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent not prohibited under Delaware law, as amended or modified from time to time, if such person acted in good faith and in a manner believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Article 7 also provides for the advancement to an indemnified party for payment of the expenses of defending actions against such indemnified party in the manner and to the full extent not prohibited under Delaware law, as amended or modified from time to time. Article 7 further permits the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.  Section 145 also provides that the aforesaid power to indemnify directors and officers may not be impaired by an amendment to the provision after the occurrence of the act or omission that is the subject of an action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of the act or omission explicitly authorizes the impairment.

The Company’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Item 16.                                  Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.                                  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on this 1st day of August, 2011.

ECHO THERAPEUTICS, INC.

By:           /s/ Patrick T. Mooney, M.D.
Patrick T. Mooney, M.D.
CEO, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick T. Mooney and Christopher P. Schnittker, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of August, 2011.

Signature	Title
/s/ Patrick T. Mooney, M.D. Patrick T. Mooney, M.D.	CEO, President and Chairman of the Board (Principal Executive Officer)
/s/ Christopher P. Schnittker Christopher P. Schnittker	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Vincent D. Enright Vincent D. Enright	Director

S-1

/s/ Shawn K. Singh Shawn K. Singh	Director
/s/ William F. Grieco William F. Grieco	Director
/s/ James F. Smith James F. Smith	Director

S-2

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement
4.1
Amended and Restated Certificate of Incorporation of the Registrant, filed with the Securities and Exchange Commission as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 (File No. 000-23017), and incorporated by reference herein

4.2
By-Laws of the Registrant, filed with the Securities and Exchange Commission as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 11, 2008 (File No. 000-23017), and incorporated by reference herein

4.3
Specimen certificate for Common Stock, filed with the Securities and Exchange Commission as Exhibit 4.1 to the Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8 filed on July 3, 2008 (File no. 333-146607), and incorporated by reference herein

4.4	*	Form of Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock
4.7	*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8	*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9	*	Form of Unit Agreement
5.1		Opinion of Drinker Biddle & Reath LLP
23.1		Consent of Independent Registered Public Accounting Firm
23.2		Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page to this registration statement)
____________________

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

E-1